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                                                                      EXECUTION





                    STRUCTURED ASSET SECURITIES CORPORATION
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-17



                                TERMS AGREEMENT
                                ---------------

                                                    Dated:    November 29, 2001



To: Structured Asset Securities Corporation, as Depositor, under the Trust
    Agreement dated as of November 1, 2001 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of April 16, 1996 (the
    "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:        Series 2001-17.
------------------

Terms of the Series 2001-17 Certificates: Structured Asset Securities Corporation, Series 2001-17 Mortgage Pass-Through Certificates, Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A5, Class 1-A6, Class 1-AP, Class 1-AX, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 2-A12, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A5, Class 3-AP, Class 3-AX, Class 4-A1, Class 4-A2, Class 4-A3, Class 4-A5, Class 4-A6, Class 4-A7, Class 4-AP, Class 4-AX, Class A4, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6 and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund consist of four pools of fixed rate, fully amortizing, first lien, residential mortgage loans (the "Mortgage Loans"). Only the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A5, Class 1-A6, Class 1-AP, Class 1-AX, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 2-A12, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A5, Class 3-AP, Class 3-AX, Class 4-A1, Class 4-A2, Class 4-A3, Class 4-A5, Class 4-A6, Class 4-A7, Class 4-AP, Class 4-AX, Class A4, Class B1, Class B2, Class B3 and Class R Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:    File Number 333-63602.
----------------------

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A5, Class 1-A6, Class 1-AP, Class 1-AX, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 2-A12, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A5, Class 3-AP, Class 3-AX, Class 4-A1, Class 4-A2, Class 4-A3, Class 4-A5, Class 4-A6, Class 4-A7, Class




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4-AP, Class 4-AX and Class A4 Certificates be rated "AAA" by Standard & Poor's
Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") and be rated "AAA" by Fitch, Inc., ("Fitch" and, together with S&P, the "Rating Agencies"); the Class R Certificate be rated "AAA" by S&P; the Class B1 Certificates be rated "AA" by S&P and Fitch; the Class B2 Certificates be rated "A" by S&P; and the Class B3 Certificates be rated "BBB" by S&P.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:  November 1, 2001.

Closing Date: 10:00 A.M., New York time, on or about November 30, 2001. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor for the account of the Underwriter.

Counsel: McKee Nelson LLP will act as counsel for the Underwriters.





                                      2
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         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

                                           LEHMAN BROTHERS INC.



                                           By: /s/ Joseph J. Kelly
                                               --------------------------------
                                               Name: Joseph J. Kelly
                                               Title:   Senior Vice President


 Accepted:

 STRUCTURED ASSET SECURITIES
   CORPORATION


 By:  /s/ Ellen V. Kiernan
    -----------------------------
      Name: Ellen V. Kiernan
      Title:   Vice President

                                  SCHEDULE 1
                                  ----------


                                    Initial Certificate
                                    Principal Amount or              Certificate                Purchase Price
            Class               Initial Notional Amount (1)         Interest Rate                 Percentage
            -----               --------------------------          -------------                 ----------
1-A1...................                $  68,725,000                    6.60%                         100%
1-A2...................                $  19,850,000                Adjustable(3)                     100%
1-A3...................                $  19,850,000(2)             Adjustable(3)                     100%
1-A5...................                $ 100,000,000                    6.60%                         100%
1-A6...................                $     679,152(2)                 6.80%                         100%
1-AP...................                $     608,967                    0.00%(4)                      100%
1-AX...................                $   5,651,037(2)                 6.80%                         100%
2-A1...................                $  50,000,000                    4.10%                         100%
2-A2...................                $  61,160,000                    5.20%                         100%
2-A3...................                $  20,579,766(2)                 6.50%                         100%
2-A5...................                $  69,985,386                     (5)                          100%
2-A6...................                $   3,166,800(2)                 6.50%                         100%
2-A7...................                $  15,000,000                    5.90%                         100%
2-A8...................                $  34,500,000                    5.85%                         100%
2-A9...................                $  15,000,000                    6.00%                         100%
2-A10..................                $  35,000,000                    6.50%                         100%
2-A11(6)...............                $   8,814,000                    6.50%                         100%
2-A12..................                $   1,050,000                    6.50%                         100%
2-AX...................                $  17,182,318(2)                 6.50%                         100%
3-A1...................                $ 100,000,000                    6.50%                         100%
3-A2...................                $  15,000,000                    6.50%                         100%
3-A3(7)................                $  15,700,000                    6.50%                         100%
3-A5...................                $      96,000                    0.00%(4)                      100%
3-AP...................                $     425,343                    0.00%(4)                      100%
3-AX...................                $   4,268,547(2)                 6.50%                         100%
4-A1...................                $  18,181,000                    5.75%                         100%
4-A2...................                $  20,000,000                    7.50%                         100%
4-A3...................                $  10,000,000                    6.75%                         100%
4-A5...................                $   3,761,586(2)                 7.25%                         100%
4-A6...................                $     203,310(2)                 7.25%                         100%
4-A7(7)................                $   6,500,000                    7.25%                         100%
4-AP...................                $     304,919                    0.00%(4)                      100%
4-AX...................                $   1,661,826(2)                 7.25%                         100%
A4.....................                $  30,924,000                    6.50%                         100%
B1.....................                $  15,861,000                 Variable(3)                      100%
B2.....................                $   6,024,000                 Variable(3)                      100%
B3.....................                $   4,351,000                 Variable(3)                      100%
R......................                $         100                    6.50%                         100%

------------
(1) These balances are approximate, as described in the prospectus supplement.

(2) The Class 1-A3, 1-A6, 1-AX, 2-A3, 2-A6, 2-AX, 3-AX, 4-A5, 4-A6 and 4-AX
    Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on a notional amount, as described in the prospectus supplement.

(3) The Class 1-A2, 1-A3, B1, B2 and B3 Certificates accrue interest based on adjustable or variable interest rates, as described in the prospectus supplement.

(4) The Class 1-AP, 3-A5, 3-AP and 4-AP Certificates will be principal-only certificates; they will not be entitled to payments of interest.

(5) The Class 2-A5 Certificates will consist of seven components having the characteristics described in the prospectus supplement.

(6) The amount of interest accruing on the Class 2-A11 Certificates will not be payable to the holders of this class until such time as described in the prospectus supplement.

(7) The Class 3A-3 and 4A-7 Certificates will not receive the benefit of accelerated payment of principal to the same extent as the other related senior certificates, as described in the prospectus supplement.